                 SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
       A WHOLLY-OWNED SUBSIDIARY OF SUN LIFE ASSURANCE COMPANY OF CANADA

EXECUTIVE OFFICE:                       HOME OFFICE:              ANNUITY SERVICE MAILING ADDRESS:
One Sun Life Executive Park             Wilmington, Delaware      Sun Life Annuity
Wellesley Hills, Massachusetts 02161                              Service Center
                                                                  P.O. Box 1024
                                                                  Boston, Massachusetts 02103

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               BROKER-DEALER SUPERVISORY AND SERVICE AGREEMENT
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    AGREEMENT by and between Sun Life Assurance Company of Canada (U.S.)
("Sun Life of Canada (U.S.)"), a Delaware Corporation, Clarendon Insurance Agency, Inc. ("Clarendon"), a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc. and ____________________ (Broker-Dealer), also a registered broker-dealer with the Securities and Exchange Commission under the Security Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc.

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                                I  WITNESSETH
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    WHEREAS, Sun Life of Canada (U.S.) proposes to have Broker-Dealer's registered representatives ("Representatives") who are also insurance agents solicit and sell certain Insurance and Annuity Plans (the "Plans") more particularly described in this Agreement and which are deemed to be securities under the Securities Act of 1933; and

    WHEREAS,  Sun Life of Canada (U.S.) has appointed Clarendon as the
General Distributor of the Plans and has agreed with Clarendon that Clarendon shall be responsible for the training and supervision of such Representatives, with respect to the solicitation and offer or sale of any of the Plans, and also for the training and supervision of any other "persons associated" with Broker-Dealer who are engaged directly or indirectly therewith; and Clarendon proposes to delegate, to the extent legally permitted, said supervisory duties to Broker-Dealer; and

    WHEREAS, Sun Life of Canada (U.S.) and Clarendon propose to have Broker-Dealer provide certain administrative services to facilitate solicitations for and sales of the Plans.

    NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

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                       II  APPOINTMENT OF BROKER-DEALER
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A.  APPOINTMENT

    Sun Life of Canada (U.S.) and Clarendon hereby appoint Broker-Dealer to supervise solicitations for and sales of the Plans and to provide certain administrative services to facilitate solicitations for and sales of the Plans.

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                 III  AUTHORITIES AND DUTIES OF BROKER-DEALER
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A.  PLANS

    The Plans issued by Sun Life of Canada (U.S.) to which this Agreement applies are listed in Exhibit A. Exhibit A may be amended from time to time by Sun Life of Canada (U.S.). Sun Life of Canada (U.S.), in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Plans or may amend any policies or contracts evidencing such Plans.

B.  LICENSING REPRESENTATIVES

    Broker-Dealer shall assist Clarendon in the appointment of Representatives under the applicable insurance laws to sell the Plans. Broker-Dealer shall fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit B in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Sun Life of Canada (U.S.).

All such licensing/appointment papers should be submitted to Clarendon by Broker-Dealer.

C.  SECURING APPLICATIONS

    All applications for Plans shall be made on application forms supplied by Sun Life of Canada (U.S.) and all payments collected by Broker-Dealer or any Representative of Broker-Dealer shall be remitted promptly in full, together with such application forms and any other required documentation, directly to Sun Life of Canada (U.S.) at the address indicated on such application or to such other address as Sun Life of Canada (U.S.) may, from time to time, designate in writing. Broker-Dealer shall review all such applications for completeness. Checks or money orders in payment on any such Plan shall be drawn to the order of "Sun Life Assurance Company of Canada (U.S.)". All applications are subject to acceptance or rejection by Sun Life of Canada (U.S.) at its sole discretion.

D.  MONEY RECEIVED BY BROKER-DEALER

    All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any policyholder, contract owner or certificate holder or anyone else having an interest in the Plans is the property of Sun Life of Canada (U.S.), and shall be transmitted immediately in accordance with the administrative procedures of Sun Life of Canada (U.S.) without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

E.  SUPERVISION OF REPRESENTATIVES

    Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Plans and all such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Plans. Broker-Dealer will cause the Representatives to be trained in the sale of the Plans; will use its best efforts to cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Plans; and will cause such Representatives to be registered representatives of Broker-Dealer before such Representatives engage in the solicitation of applications for the Plans and will cause such Representatives to limit solicitation of applications for the Plans to jurisdictions where Sun Life of Canada (U.S.) has authorized such solicitation. Broker-Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of Clarendon and shall notify Clarendon if any Representative ceases to be a registered representative of Broker-Dealer.

F.  REPRESENTATIVES AGREEMENT

    Broker-Dealer shall cause each such Representative to execute a Registered Representative's Agent Agreement with Sun Life of Canada (U.S.) before a Representative shall be permitted to solicit applications for the sale of the Plans. Clarendon shall furnish Broker-Dealer with copies of Registered Representative's Agent Agreements for execution by the Representatives.

G.  COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE
SECURITY LAWS

    Broker-Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Representatives. Upon request by Clarendon, Broker-Dealer shall furnish such appropriate records as maybe necessary to establish such diligent supervision.

H.  NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE

    In the event a Representative fails or refuses to submit to supervision of Broker-Dealer or otherwise fails to meet the rules and standards imposed by Broker-Dealer on its Representatives, Broker-Dealer shall certify such fact to Sun Life of Canada (U.S.) and shall immediately notify such Representative that he or she is no longer authorized to sell the Plans, and Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Plans.

I.  PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING

    Broker-Dealer shall be provided, without any expenses to Broker-Dealer, with prospectuses relating to the Plans and such other material as Clarendon determines to be necessary or desirable for use in connection with sales of the Plans. No sales promotion materials or any advertising relating to the Plans shall be used by Broker-Dealer unless the specific item has been approved in writing by Clarendon.

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                               IV  COMPENSATION
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A.  SUPERVISORY FEES, SERVICE FEES AND COMMISSIONS

    Supervisory and Service Fees payable to Broker-Dealer and commissions payable to Representatives in connection with the Plans shall be paid by Sun Life of Canada (U.S.) to the person(s) entitled thereto through Broker-Dealer or as otherwise required by law. Clarendon will provide Broker-Dealer with a copy of Sun Life of

Canada (U.S.)'s current Supervisory and Service Fee Schedule. These fees and commissions will be paid as a percentage of premiums or purchase payments (Premiums and Purchase Payments are hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by Sun Life of Canada (U.S.) on applications obtained by the various Representatives of the Broker-Dealer. Upon termination of this Agreement, all compensation to the Broker-Dealer hereunder shall cease; however, Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of said Supervisory and Service Fee Schedule and Commission Schedule or for any other amounts advanced by or otherwise due Sun Life of Canada (U.S.) hereunder.

B.  TIME OF PAYMENT

    Sun Life of Canada (U.S.) shall pay any compensation due Broker-Dealer and Representatives of Broker-Dealer within fifteen (15) days after the end of the calendar month in which Payments upon which such compensation is based are accepted by Sun Life of Canada (U.S.).

C.  AMENDMENT OF SCHEDULES

    Sun Life of Canada (U.S.) may, upon at least ten (10) days prior written notice to Broker-Dealer change the Supervisory and Service Fee Schedule and the Commission Schedule. Any such change shall be by written amendment of the particular schedule or schedulers and shall apply to compensation due on applications received by Sun Life of Canada (U.S.) after the effective date of such notice.

D.  PROHIBITION AGAINST REBATES

    If Broker-Dealer or any Representative of Broker-Dealer shall rebate or offer to rebate all or any part of a Payment on a policy or contract or certificate issued by Sun Life of Canada (U.S.), or if Broker-Dealer or any Representative of Broker-Dealer shall withhold any Payment on any policy or contract or certificate issued by Sun Life of Canada (U.S.), the same may be grounds for termination of this Agreement by Sun Life of Canada (U.S.). If Broker-Dealer or any Representative of Broker-Dealer shall at any time induce or endeavor to induce any owner of any policy or contract issued hereunder or any certificate holder to discontinue Payments or to relinquish any such policy or contract or certificate except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due Broker-Dealer hereunder shall cease and terminate.

E.  INDEBTEDNESS

    Nothing in this Agreement shall be construed as giving Broker-Dealer the right to incur any indebtedness on behalf of Sun Life of Canada (U.S.). Broker-Dealer hereby authorizes Sun Life of Canada (U.S.) to set off liabilities of Broker-Dealer to Sun Life of Canada (U.S.) against any and all amounts otherwise payable to Broker-Dealer by Sun Life of Canada (U.S.).

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                            V  GENERAL PROVISIONS
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A.  WAIVER

    Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  INDEPENDENT CONTRACTORS

    Sun Life of Canada (U.S.) and Clarendon are independent contractors with respect to Broker-Dealer and to Representatives.

C.  LIMITATIONS

    No party other than Sun Life of Canada (U.S.) shall wave authority on behalf of Sun Life of Canada (U.S.) to make, alter, or discharge any policy or contract or certificate issued by Sun Life of Canada (U.S.), to waive any forfeiture or to grant, permit, nor to extend the time of making any Payments, nor to guarantee dividends, nor to alter the forms which Sun Life of Canada (U.S.) may prescribe or substitute other forms in place of those described by Sun Life of Canada (U.S.); nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Sun Life of Canada (U.S.).

D.  FIDELITY BOND

    Broker-Dealer represents that all directors, officers, employees and Representatives of Broker-Dealer who are licensed pursuant to this Agreement as Sun Life of Canada (U.S.) agents for state insurance law purposes or who have access to funds of Sun Life of Canada (U.S.), including but not limited to funds submitted with applications for the Plans or funds being returned to owners or certificate holders, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Broker-Dealer at Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the NASD Rule of Fair Practice. Sun Life of Canada (U.S.) may require evidence, satisfactory to it, that such coverage is in force and Broker-Dealer shall give prompt written notice to Sun Life of Canada (U.S.) of any notice of cancellation or change of coverage.

    Broker-Dealer assigns any proceeds received from the fidelity company to Sun Life of Canada (U.S.) to the extent of Sun Life of Canada (U.S.)'s loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise. Broker-Dealer shall promptly pay Sun Life of Canada (U.S.) such amount on demand and Broker-Dealer hereby indemnifies and holds harmless Sun Life of Canada (U.S.) from any such deficiency and from the costs of collection thereof (including reasonable attorney's fees).

E.  BINDING EFFECT

    This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that Broker-Dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Sun Life of Canada (U.S.).

F.  REGULATIONS

    All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted Or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

G.  NOTICES

    All notices or communications shall be sent to the address shown in sub paragraph L of Section V of this Agreement or to such other address as the party may request by giving written notice to the other parties.

H.  GOVERNING LAW

    This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

I.  AMENDMENT OF AGREEMENT

    Sun Life of Canada (U.S.) reserves the right to amend this Agreement at any time and the submission of an application by a Representative of a Broker-Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties agreement to any such amendment.

J.  SALES PROMOTION MATERIALS AND ADVERTISING

    Broker-Dealer shall not print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to Sun Life of Canada (U.S.) unless such advertisement, circular or document shall have been approved in writing by Sun Life of Canada (U.S.) or by Clarendon; and in the case of items within the scope of Section III, sub paragraph I approved in writing by Clarendon. Provided, however, that nothing herein shall prohibit Broker-Dealer from advertising Life insurance and annuities in general or on a generic basis.

K.  TERMINATION

    This Agreement may be terminated, without cause, by any party upon thirty
(30) days prior written notice and may be terminated, for cause, by any party immediately; and shall be terminated if Clarendon or Broker-Dealer shall cease to be registered Broker-Dealers under the Securities Exchange Act of 1934 and members of the NASD.

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                               L.  ADDRESS FOR NOTICES


NASD Registered Name:
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Home Office Address:
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Tax ID Number:
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Date:
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Print Name and Title of Authorized Officer


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Signature and Title of Authorized Officer



Claredon Insurance Agency, Inc.
Attn:

CLARENDON INSURANCE AGENCY, INC.


By:
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Sun Life of Canada (U.S.)
Attn:
One Sun Life Executive Park
Wellesley Hills, MA 02181

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


By:
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


                                      EXHIBIT B

                           General Letter of Recommendation


    BROKER-DEALER hereby certifies to Sun Life of Canada (U.S.) that all the following requirements will be fulfilled in conjunction of licensing/ appointment papers for all applicants as agents of Sun Life of Canada (U.S.) submitted by BROKER-DEALER. BROKER DEALER will, upon request, forward proof of compliance with same to Sun Life of Canada (U.S.) in a timely manner.


1. We have made a thorough and diligent inquiry and investigation relative to each applicants identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Sun Life of Canada (U.S.) to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a B-300, B-301, or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.


    The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information if favorable.

3. We certify that all educational requirements have been met for the specific state each applicant is requesting a license in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to Sun Life of Canada (U.S.) are those of the applicant and the securities registration is a true copy of the original.

5. We hereby warrant that the applicant is not applying for a license with Sun Life of Canada (U.S.) in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.